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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lam Research Corporation of our report dated July 24, 1997, except for Note 2, which is dated as of August 5, 1997 relating to the consolidated financial statements of On Trak Systems, Inc., appearing on page 58 of Lam Research Corporation's Annual Report on Form 10-K for the year ended June 30, 1999.


/s/ PriceWaterhouseCoopers LLP


San Jose, California
December 14, 1999